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                                                                  EXHIBIT 10.51


THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THIS NOTE UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.


                                 PROMISSORY NOTE

$4,800,000                                                       October 1, 2002

         FOR VALUE RECEIVED, the undersigned IRON AGE HOLDINGS CORPORATION, a Delaware corporation (the "BORROWER"), promises to pay to IRON AGE CORPORATION, a Delaware corporation (the "LENDER"), or order, the principal amount of FOUR MILLION EIGHT HUNDRED THOUSAND AND 00/100THS DOLLARS ($4,800,000) or such lesser unpaid principal amount of the Loan (as defined below), together with daily interest from the date hereof, computed on the basis of a 365-day year, on the aggregate principal amount of the Loan from time to time unpaid at a per annum rate of 14%, all payable as set forth herein.

         Subject to the terms and conditions hereof and so long as no Payment Default or Bankruptcy Default (each as defined below) exists hereunder, from time to time on no more than five occasions on and after the date hereof and prior to October 1, 2004, the Lender will make loans to the Borrower in such amounts as may be requested by the Borrower in accordance herewith; PROVIDED, HOWEVER, that the aggregate principal amount of the loans made by the Lender under this Note shall in no event exceed $4,800,000. The aggregate principal amount of the loans outstanding from time to time under this Note is referred to as the "LOAN".

         The Borrower may from time to time on no more than five occasions request a loan under this Note by providing to the Lender a notice, which notice must be received by the Lender not later than noon (Pittsburgh time) on the requested closing date for such loan. Such notice must specify (a) the amount of the requested loan and (b) the requested closing date therefor, which shall be a business day. Each such loan will be made (i) by wire transfer of immediately available funds to an account designated in writing by the Borrower to the Lender or (ii) in such other manner as the Borrower and the Lender may at the time agree.

         On October 1, 2009 or any accelerated maturity of the Loan provided for herein, the Borrower will pay to the Lender for credit to the Loan an amount equal to the Loan then due, together with all accrued and unpaid interest on the Loan. In addition, the Borrower will on demand pay daily interest on any overdue installments of principal and, to the extent not prohibited by applicable law, on any overdue installments of interest owed under this Note at a per annum rate of 18%.



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         The Borrower may not make any prepayment of the Loan at any time prior to the indefeasible payment in full of the 12 1/8% Senior Discount Notes due 2009 (the "SENIOR DISCOUNT NOTES") issued by the Borrower pursuant to the Indenture dated as of April 24, 1998 between the Borrower and The Chase Manhattan Bank, as trustee. At any time after the indefeasible payment in full of the Senior Discount Notes, the Borrower may from time to time prepay all or any portion of the Loan, without premium or penalty. Upon all prepayments of the Loan, the Borrower shall pay to the Lender the principal amount to be prepaid together with unpaid interest in respect thereof accrued to the date of prepayment. No portion of the Loan prepaid hereunder may be reborrowed.

         Any payment under this Note shall be made to the Lender in lawful money of the United States of America on the date such payment is due at (a) the office of the Lender at Robinson Plaza Three, Suite 400, Pittsburgh, Pennsylvania 15205, to the attention of the chief financial officer, or (b) such other address as the Lender may specify in writing to the Borrower.

         If the Borrower shall fail to make any payment of the Loan, or any accrued and unpaid interest thereon, and such failure shall continue for a period of three business days (each such failure, a "PAYMENT DEFAULT"), then the
Lender: (a) may, by written notice to the Borrower, terminate the obligation of the Lender to make any further loans hereunder; (b) may, by written notice to the Borrower, declare all or any part of the Loan then outstanding, together with all accrued and unpaid interest thereon, to be immediately due and payable; and (c) may proceed to enforce payment of the Loan in such manner as the Lender may elect.

         In addition, in the event that the Borrower shall:

                  (a) commence a voluntary case under Title 11 of the United States Code, as from time to time in effect (the "BANKRUPTCY CODE");

                  (b) have filed against it a petition commencing an involuntary case under the Bankruptcy Code;

                  (c) seek relief as a debtor under any applicable law, other than the Bankruptcy Code, of any jurisdiction relating to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

                  (d) have entered against it an order by a court of competent jurisdiction (i) finding it to be bankrupt or insolvent, (ii) ordering or approving any modification or alteration of the rights of his creditors or (iii) assuming custody of, or the appointment of a receiver or other custodian for, all or a substantial portion of its property; or

                  (e) make an assignment for the benefit of, or enter into a composition with, its creditors, or appoint, or consent to the appointment of, or suffer to exist a receiver or other custodian for, all or a substantial portion of its property (each event described in clauses (a) through (e), a "BANKRUPTCY DEFAULT");



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then (A) the Loan then outstanding, together with all accrued and unpaid interest thereon, shall be automatically and immediately due and payable and (B) the Lender may proceed to enforce payment of the Loan in such manner as the Lender may elect.

         The parties hereto, including the Borrower and all guarantors and endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided herein, and assent to extensions of time of payment, or forbearance or other indulgence, without notice.

         Any reference in this Note to the Borrower shall be deemed to include the successors and assigns of the Borrower; PROVIDED, HOWEVER, that the Borrower may not assign its obligations hereunder without the prior written consent of the Lender. Any reference in this Note to the Lender shall be deemed to include the successors and assigns of the Lender.

         Notwithstanding the place where this Note may be executed, the Borrower expressly agrees that all the terms and provisions hereof shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the day and year first above written.


                                            IRON AGE HOLDINGS CORPORATION


                                            By ________________________________
                                               Name:
                                               Title:




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